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                                                                   Page 12 of 17

                                                                   EXHIBIT 99(e)


                        KEYCORP STUDENT LOAN TRUST 1999-A

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               EFS SERVICES, INC.

                          Statement of Compliance with

                      Specifically Identified Requirements

                                December 31, 2000

                 (With Independent Accountants' Report Thereon)

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                                                                   Page 13 of 17
[KPMG LOGO]


    One Cleveland Center                                 Telephone 216 696 9100
    1375 E. Ninth Street                                 Fax 216 696 7792
    Cleveland, OH 44114-1796

                         INDEPENDENT ACCOUNTANTS' REPORT

Bank One, National Association
(formerly known as The First National Bank of Chicago) as Eligible Lender Trustee

We have examined Pennsylvania Higher Education Assistance Agency's and EFS Services, Inc. (Servicers) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated January 1, 1999, about the Servicers' compliance with the servicing of the KeyCorp Student Loan Trust 1999-A student loans as of December 31, 2000, and for the year then ended, as indicated in the accompanying Statement of Compliance with Specifically Identified Requirements. The Servicers are responsible for the Servicers' compliance with those requirements. Our responsibility is to express an opinion on the Servicers' assertions about compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicers' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicers' compliance with specified requirements.

In our opinion, the Servicers' assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated January 1, 1999, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2000, and for the year then ended, are fairly stated in all material respects.

This report is intended solely for the information and use of Pennsylvania Higher Education Assistance Agency, EFS Services, Inc., Key Bank USA, National Association, Bank One, National Association (formerly known as The First National Bank of Chicago), Bankers Trust Company and MBIA (formerly known as Capital Markets Assurance Corporation) and is not intended to be and should not be used by anyone other than these specified parties.

                                  /s/ KPMG LLP

March 8, 2001




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                                                                   Page 14 of 17

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               EFS SERVICES, INC.

        Statement of Compliance with Specifically Identified Requirements

Pennsylvania Higher Education Assistance Agency (PHEAA) and EFS Services, Inc.
(EFS) have complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 1999-A, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated January 1, 1999 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation (ASA) and are reinsured by the Department of Education (Financed Federal Loans) and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education (Financed Private Loans).

I.       COMPLIANCE

         1.       FINANCED FEDERAL LOANS

                  A. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register, Part II, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.

                           We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000, and for the year then ended:

                           - 34 CFR 682.202, "Permissible Charges by Lenders to Borrowers"; all parts except for
                                    (a)(2), (b)(5), (c)-(e), and (g).

                           - 34 CFR 682.208, "Due Diligence in Servicing a Loan"; all parts except for
                                    (b)(1)(i)-(ii), (b)(1)(v), (b)(2), and
                                    (c)-(f).

                           - 34 CFR 682.209, "Repayment of a Loan"; all parts except for (a)(2)(i), (a)(4), (b),
                                    (d), (f), (g), (i), and (j).

                           - 34 CFR 682.210, "Deferment"; all parts except for (a)(9) and (b)(6).

                           - 34 CFR 682.211, "Forbearances"; all parts except for (a)(3) and (d).

                           - 34 CFR 682.213, "Prohibition Against the Use of the Rule of 78s."

                           - 34 CFR 682.300, "Payment of Interest Benefits on Stafford Loans."

                           - 34 CFR 682.301, "Eligibility of Borrowers for Interest Benefits on Stafford Loans"; all parts except for (a) and (c).

                           -        34 CFR 682.302, "Payment of Special
                                    Allowance on FFEL Loans"; all parts except for (c)(2), (c)(3), (d), and (e).

                           - 34 CFR 682.304, "Methods for Computing Interest Benefit and Special Allowance"; all parts except for (a), (b), and (d)(2).

                           - 34 CFR 682.305, "Procedures for Payment of Interest Benefit and Special Allowance"; all parts except for (a)(2)-(4), (b), and (c).

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                                                                   Page 15 of 17

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               EFS SERVICES, INC.

        Statement of Compliance with Specifically Identified Requirements

                           - 34 CFR 682.402, "Death, Disability and Bankruptcy Payments"; all parts except for
                                    (e), (g), and (i)-(k).

                           - 34 CFR 682.411, "Due Diligence by Lenders in the Collection of Guaranty Agency Loans"; all parts except for (f), (i), (j), (m), and
                                    (n).

                           - 34 CFR 682.414, "Records, Reports, and Inspection Requirements for Guaranty Agency Programs"; all parts except for (a)(1),
                                    (a)(2), (a)(3), (b), and (c).

                  B. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the December 1, 1995 Federal Register,
                           Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan
                           Program: Final Rule.

                           We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000 and for the year then ended:

                           -        34 CFR 682.209, "Repayment of a Loan"; Part
                                    (b).

                  C. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the October 29, 1999 Federal Register,
                           Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan
                           Program: Final Rule.

                           We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000 and for the year ended:

                           - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (f).

                  D. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations published in the July 27, 2000 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan
                           Program: Final Rule.

                           We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2000 and for the year ended:

                           - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (i).

         2.       Financed Private Loans

                  A. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.

                           I.       "Account Servicing, Document Storage"

                           II.      "Delinquency Servicing"

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                                                                   Page 16 of 17

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               EFS SERVICES, INC.

       Statement of Compliance with Specifically Identified Requirements

                           IV.      "Deferment and Forbearance Processing"

                           VI.      "Filing Claims"

                  B. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1, 2000.

                           We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans for the period December 1, 2000 through December 31, 2000.

II.      NONCOMPLIANCE

         1.       FINANCED FEDERAL LOANS

                  No items noted.

         2.       FINANCED PRIVATE LOANS

                  No items noted.



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